                                PLEDGE AGREEMENT



         THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into as of August 20, 1996, by LARRY H. WELTMAN, an individual resident in the City of Toronto, Ontario (the "Pledgor"), in favour of COUTTS & CO AG, NEW YORK BRANCH, a Swiss bank licensed to conduct a banking business in the State of New York (the "Pledgee").


Preliminary Statement.

         A. Simultaneous with the execution and delivery of this Agreement, Pledgee is entering into (i) those certain Loan Agreements of even date herewith with Jacques Benquesus (the "Banks Loan Agreements"), (ii) that certain Loan Agreement of even date herewith with Larry H. Weltman (the "Weltman Loan Agreement") and (iii) that certain Loan Agreement of even date herewith with John M. Wiseman (the "Wiseman Loan Agreement" and together with the Banks Loan Agreements and the Weltman Loan Agreement, the "Loan Agreements"), pursuant to which the Pledgee may hereafter advance monies and make other extensions of credit to each of Jacques Benquesus, Larry H. Weltman and John M. Wiseman (collectively, the "Borrowers") under the respective Loan Agreements.

         B. Simultaneous with the execution and delivery of this Agreement, Jacques Benquesus is entering into that certain limited guarantee of even date herewith with Pledgee (the "Limited Guarantee") whereby Jacques Benquesus guarantees the obligations of each of the Borrowers under the Loan Agreements to the extent set forth therein.

         C. Pledgor is the owner of certain shares of the issued and outstanding capital stock of Gaming Lottery Corporation (the "Company") in the amounts listed on Schedule 1 hereto (the securities listed on Schedule 1 are hereinafter referred to as the "Stock").

         D. The Pledgee has required as a condition to the Pledgee's advancement of funds and making of other extensions of credit under the Loan Agreements that Pledgor execute and deliver to Pledgee this Agreement in order to secure the due and punctual performance of and compliance by each of the Borrowers with all obligations, covenants, warranties, undertakings and conditions contained in or arising under each of the Loan Agreements including but not limited to, the full and punctual payment by the Borrowers, when due, whether at the stated due date, by acceleration or otherwise, of any and all, obligations, liabilities, indebtedness and other amounts of every kind arising under the Loan Agreements (whether principal, interest (after as well as before default), fees, premiums or penalties), all amounts in respect of indemnities provided for in the Loan Agreements, and all damages (whether provided for in the Loan Agreements or otherwise permitted by law) in respect of a failure or refusal by any Borrower to make any such payment howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to the Pledgee, and Jacques Benquesus' obligations under the Limited Guarantee (all of the foregoing obligations and undertakings are collectively referred to herein as the "Obligations").

         NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the Loan Agreements or otherwise) heretofore, now or hereafter made to or for the benefit of the Borrowers by Pledgee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

         1. Pledge. Pledgor hereby delivers, pledges and grants security interests to Pledgee in: (a) the Stock accompanied by stock transfer powers of attorney in respect of all of the Stock ("Powers") duly executed in blank, in the form attached hereto as Exhibit 1 and made a part hereof; (b) all dividends and distributions (whether in cash, stock or otherwise) paid or payable on or in respect of the Stock or any of it, including without limitation (i) all dividends and other distributions paid or payable in cash in respect of the Stock or any of it in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus and (ii) cash paid, payable or otherwise distributed in respect of, or in redemption of, or in exchange for, any Stock; (c) the proceeds of disposition of any of the foregoing; (d) every balance of every account which the Pledgor has or shall at any time have with the Pledgee and all moneys, instruments, chattel paper, documents, accounts, contract rights, goods, credits, choses in action, claims, demands and without limitation whatsoever, property of every kind and description including additions, accessions and substitutions which have been or at any time shall be delivered to or be in transit to or from the Pledgee or any of its agents or correspondents or other third party or parties acting on the Pledgee's behalf, by, or for, or for account of, or subject to the order of, the Pledgor, which has come or shall come into the possession, custody or control of the Pledgee in any way or for any purpose whatsoever, whether for safekeeping or otherwise and whether the Pledgee shall accept them for the purposes for which they are delivered to it or not; and (e) the property and interests in property described in Paragraphs 2, 6 and 7 hereof and the proceeds thereof (items (a), (b), (c), (d) and (e) being hereinafter collectively referred to as the "Collateral"), as security for the payment and performance of the Obligations. Pledgor hereby appoints Pledgee as Pledgor's attorney-in-fact to arrange, at Pledgee's option, for the transfer of the Collateral to the name of Pledgee or to the name of Pledgee's nominee and to this end the Pledgor hereby covenants to execute any further endorsements, transfers, conveyances, powers of attorney or other documents that the Pledgee may from time to time reasonably request as may be required to effect transfer of the Collateral or any of it.

         2. After-Acquired Collateral. In the event that the Pledgor receives or becomes entitled to receive, after the date hereof, property and interests that constitute Collateral, then any such Collateral shall be received in trust for the benefit of the Pledgee, shall be segregated from other property of the Pledgor and shall be forthwith delivered over to the Pledgee as Collateral in the same form as so received by the Pledgor (with any necessary endorsements or stock powers required to provide for its transfer in the manner set forth in Paragraph 1 hereof).

         3. Voting Rights. During the term of this Agreement, and so long as there shall not occur or exist an Event of Default under any of the Loan Agreements and as defined in each of the Loan Agreements (hereinafter an "Event of Default"), Pledgor shall have the right to vote the Stock on all corporate questions for all purposes not inconsistent with the terms of this Agreement and any of the Loan Agreements. Pledgee shall be entitled to exercise all voting powers pertaining to the Collateral from and after the occurrence of an Event of Default. Pledgee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to this Paragraph 3.

         4. Representations, Warranties and Covenants. Pledgor warrants and represents that (a) there has been no act or omission by the Pledgor which has created or resulted in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance on, against or with respect to any part of the Pledged Shares (as such term is defined in the Master Agreement between the Pledgee and the Pledgor, dated August 19, 1996 (the "Master Agreement")), except the Security (as such term is defined in the Weltman Loan Agreement);
(b) the Pledgor has full power and authority to enter into this Agreement; and
(c) the Powers are duly executed and give Pledgee the authority such Powers purport to confer.

         The Pledgor hereby covenants not to undertake any act or omit to take any act, which could create or result in, any mortgage, lien, pledge, charge, security interest or other encumbrance (each a "Charge"), or suffer to exist any Charge arising after the date hereof, on, against or with respect to, any part of the Pledged Shares, except the Security.

         5. Subsequent Changes Affecting Collateral. Pledgor represents to Pledgee that Pledgor has made Pledgor's own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Pledgee shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Pledgee may at any time, transfer or register the Collateral or any part of the Collateral into Pledgee's or Pledgee's nominee's name with or without any indication that such Collateral is subject to the security interest under this Agreement and without notice to the Pledgor, which notice is hereby expressly waived to the fullest extent permitted by applicable law.

         6. Stock Adjustments. In the event that during the term of this Agreement any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Company (including, without limitation, the issuance of additional shares of preferred or common stock of the Company of whatever class to the Pledgor in respect of the Collateral for no further consideration), or any option included within the Stock is exercised, or both, then all new, substituted and additional shares, or other securities, issued to the Pledgor by reason of any such change or exercise shall be delivered to and held by Pledgee under the terms of this Agreement in the same manner as the Collateral originally pledged under this Agreement.

         7. Warrants, Options and Other Rights. In the event that during the term of this Agreement subscription warrants or any other rights or options shall be issued in connection with any of the Collateral, then such warrants, rights and options shall be immediately assigned to Pledgee and all new stock, bonds or other securities so acquired by Pledgor shall be immediately assigned to Pledgee to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

         8. Registration. If at any time the Pledgee wishes to register under or otherwise comply in any way with the Securities Act of 1933, as amended (the "Securities Act") or any similar federal or state law, or if such registration or compliance is required with respect to the securities included in any of the Collateral prior to the sale thereof by Pledgee, Pledgor will cooperate with the Pledgee to cause such registration to be effectively made (it being understood and agreed that such cooperation shall not require the Pledgor to execute and/or deliver any registration statement with respect to the Collateral), at no expense to Pledgor, and to continue such registration effective for such time as may be necessary in the opinion of Pledgee. If Pledgee shall at any time determine to transfer or register the Collateral (or any part thereof) in its name in order to facilitate any registration under the

Securities Act, Pledgor and Pledgee hereby agree that such action will not require the Pledgee to make any adjustment to Pledgor's account and no such adjustment shall be made unless and until the Collateral (or any part thereof) is sold pursuant to such registration statement or otherwise to any third party. Upon or at any time after the occurrence of an Event of Default, should Pledgee determine that, prior to any public offering of any securities contained in any of the Collateral, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law, and that such registration and/or qualification is not practical, then Pledgor agrees that it will be commercially reasonable if a private sale, upon at least 10 days' prior notice to Pledgor, is arranged so as to avoid a public offering even though the sales price established and/or obtained may be substantially less than prices which would be quoted for such security on any market or exchange.

         9.      Waivers; Subrogation.     The Pledgor irrevocably agrees that
it will not bring any claims against the Borrowers to which the Pledgor is or would at any time be otherwise entitled by virtue of its obligations under this Agreement, including, without limitation, any right of subrogation (whether contractual, under Section 509 of the U.S. Bankruptcy Code or otherwise) and all contractual, statutory or common law rights of reimbursement, contribution, or indemnity from the Borrowers which may otherwise have arisen in connection with this Agreement, until such time as all of the Obligations have been satisfied in full and this Agreement shall have terminated in accordance with its terms. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonour or default with respect to any or all of the Obligations, and all other notices to which Pledgor might otherwise be entitled, except as otherwise expressly provided in this Agreement or any of the Loan Agreements.

         10.     Default.         (a)      Upon the occurrence or existence of
an Event of Default, Pledgee shall have, in addition to any other rights given by law or the rights given under this Agreement or the Loan Agreements, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code.

         (b) In addition, with respect to the Collateral, or any part of the Collateral, which shall then be in or shall thereafter come into the possession or custody of Pledgee, Pledgee may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price as Pledgee may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Pledgee will give Pledgor reasonable notice of the time and place of any public sale of the

Collateral, or of the time after which any private sale or other intended disposition is to be made. Any sale of any of the Collateral conducted in conformity with the selling restrictions applicable to the Pledgor pursuant to
Article 3 of the Master Agreement or the reasonable commercial practices of banks, commercial finance Company, insurance Company or other financial institutions disposing of property similar to such Collateral, shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained in this Agreement, any requirements of reasonable notice shall be met if such notice is deposited in the United States mail, addressed to Pledgor as provided in Paragraph 16 hereof, at least 10 days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. Pledgee may, in Pledgee's own name, or in the name of a designee or nominee, buy at any public sale of any of the Collateral and, if permitted by applicable law, buy at any private sale of any of the Collateral. Pledgor will pay to Pledgee all expenses (including court costs and attorney fees and expenses) of, or incident to, the enforcement of any of the provisions of this Agreement. Since federal and state securities laws may impose certain restrictions on the method by which a sale of any or all of the Collateral may be effected after the occurrence of an Event of Default, Pledgor agrees that upon the occurrence or existence of an Event of Default, Pledgee may, from time to time, attempt to sell all or any part of the Collateral by means of a private placement, restricting the bidder and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution, and Pledgor further agrees that such private sales may be at prices and on terms less favourable than those which may be available in a public sale. In so doing, Pledgee may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors deemed by Pledgee, in Pledgee's reasonable judgment, to be financially responsible parties who might be interested in purchasing such Collateral, and if Pledgee solicits such offers from not less than four such investors, then the acceptance by Pledgee of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral notwithstanding any other provision of this Subparagraph 10(b).

         (c) The Collateral is subject to release to the Pledgor in accordance with the provisions of Article 3 of the Master Agreement.

         11. Term. This Agreement shall remain in full force and effect until all of the Obligations have been fully paid and satisfied, and all of the Loan Agreements have been terminated. Upon termination of this Agreement as provided in this Paragraph 11. Pledgee agrees to return any Collateral then in its possession to Pledgor. Notwithstanding anything in this Agreement to the contrary, this Agreement will terminate upon the release of all of the Collateral in accordance with Article 3 of the Master Agreement.

         12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Pledgor, Pledgee and their respective successors, heirs and assigns. Pledgor's successors, heirs and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Pledgor.

         13.     Governing Law and Consent to Jurisdiction; Waiver of Jury
Trial.

         (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (b) SUBJECT ONLY TO THE EXCEPTION SET FORTH IN THE NEXT SENTENCE, EACH OF THE PLEDGOR AND THE PLEDGEE HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK SITTING IN THE CITY AND COUNTY OF NEW YORK AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN THE PLEDGOR AND THE PLEDGEE OR THE CONDUCT OF ANY PARTY HERETO IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING, THE PLEDGEE SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE PLEDGOR OR HIS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE PLEDGEE DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THIS AGREEMENT.

         (c) THE PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON HIM AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO HIM AT HIS ADDRESS SET FORTH IN SECTION 6.1 OF THE MASTER AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS OR, AT THE PLEDGEE'S OPTION, BY SERVICE UPON THE PLEDGOR'S NEW YORK COUNSEL AT ITS ADDRESS SET FORTH IN SECTION 6.1 OF THE MASTER AGREEMENT, WHICH COUNSEL THE PLEDGOR HEREBY IRREVOCABLY APPOINTS AS HIS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF NEW YORK. THE PLEDGOR HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

         (d) EACH OF THE PLEDGOR AND THE PLEDGEE HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR ANY

OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE PLEDGOR AND THE PLEDGEE EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (e) NOTHING IN THIS PARAGRAPH 13 SHALL AFFECT THE RIGHTS OF THE PLEDGEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHTS OF THE PLEDGEE TO BRING ANY ACTION OR PROCEEDING AGAINST THE PLEDGOR OR HIS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         (f) EACH OF THE PLEDGOR AND THE PLEDGEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS PARAGRAPH 13 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         14. Further Assurances. Pledgor agrees that Pledgor will cooperate with Pledgee and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments, documents and endorsements, and will take all such other action, including, without limitation, the filing of UCC financing statements, as Pledgee may reasonably request from time to time in order to carry out the provisions and purposes of this Agreement. In furtherance, and not in limitation of the foregoing, Pledgor agrees to take all action necessary or that Pledgee may reasonably request to maintain the continued perfection of the security interests granted under this Agreement.

         15. Pledgee's Duty of Care. Pledgee shall have no duty with respect to any Collateral other than as set forth in the Loan Agreements. Without limiting the generality of the foregoing, Pledgee shall be under no obligation to take any steps necessary to preserve rights in any of the Collateral against any other parties but may do so at Pledgee's option, but all expenses incurred in connection therewith shall be for the sole account of Pledgor.

         16. Notices. Any notice, request or other communication required or desired to be served, given or delivered under this Agreement shall be in writing and shall be given in the manner and to the addresses set forth in section 6.1 of the Master Agreement.

         17. Paragraph Headings. The paragraph headings in this Agreement are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions of this Agreement.

         18. Counterparts; Facsimile Signature. This Agreement may be executed by the parties hereto in separate counterparts each of which when so executed and delivered shall be an original, and all such counterparts shall together constitute one and the same instrument. Furthermore, this Agreement may be executed by faxed signature with the same effect as a manually signed original signature.

         19. Confidentiality. This Agreement shall be subject to the provisions of the Master Agreement regarding confidentiality.

         20. Non- Recourse. Notwithstanding anything contained in (i) this Agreement or the Loan Agreements, (ii) any agreement, document, instrument or certificate entered into in connection herewith or therewith, other than the Master Agreement, (collectively, the "Loan Documents") or (iii) otherwise, the Pledgor shall not be personally liable for the repayment of any of the principal of, or interest on, the loans under the Loan Agreements, the payment of any fees or expenses of the Pledgee hereunder or under any Loan Documents or the performance of, or failure to perform, any other obligation of the Pledgor under this Agreement or under any other Loan Document, and the sole and exclusive recourse of the Pledgee shall be to the Security and the Borrower shall have no liability for any deficiency which may exist after foreclosure on the Security; provided, however, that there shall be no limit to the personal liability of the Pledgor in the case of fraud.

         IN WITNESS WHEREOF, Pledgor and Pledgee have executed this Agreement as of the 20th day of August, 1996.




                                          /s/ Larry H. Weltman
                                          -------------------------------------
                                          Mr. Larry H. Weltman



                                          COUTTS & CO AG, NEW YORK BRANCH


                                          By /s/ Peter Cawdron
                                             ----------------------------------
                                             Name:  Mr. Peter Cawdron
                                             Title: Bank Manager

                                   Schedule 1
                                       to
                                Pledge Agreement


                               Stock Certificates


              Issuer                                   Shares
              ------                                   ------
              Gaming Lottery Corporation               183,020 common shares

                                   Exhibit 1
                                       to
                                PLEDGE AGREEMENT


                    FORM OF STOCK TRANSFER POWER OF ATTORNEY


FOR VALUE RECEIVED, ________________________________ hereby sells, assigns and transfers unto___________________________________:

         ___________________________________________________

         ___________________________________________________

         ___________________________________________________

         ___________________________________________________

standing in my name on the books of said corporation[s] represented by certificate[s] ____________________________________________________________
______________________________________________________________________, and do
hereby irrevocably constitute and appoint_____________________________________ attorney to transfer the said stock on the books of said corporation[s] with full power of substitution in the premises.


DATED this ______ Day of __________________, ______.


In the presence of



- --------------------------        --------------------------
                                  [PLEDGOR]

                                                                 Pan/Welt/Gaming

                            SHARE PURCHASE AGREEMENT



         THIS AGREEMENT is made this 20th day of August, 1996

BETWEEN:


         LARRY H. WELTMAN of the City of Toronto, in the Province of Ontario

         (the "Purchaser")

                                    - and -

         PANOLA WORLDWIDE CORPORATION a corporation governed by the laws of the British Virgin Islands (the "Owner"), by Coutts & Co AG, New York Branch, pursuant to the authority granted to it by the Owner under that certain General Loan and Collateral Agreement executed by the Owner (the "Loan Agreement")


         WHEREAS, the Owner is the beneficial owner of 183,020 common shares (the Shares") of Gaming Lottery Corporation (the "Company");

         AND WHEREAS, the Owner has pledged the Shares to Coutts, as security for a loan (the "Loan") made by Coutts to the Owner to finance the acquisition of the Shares by the Owner pursuant to the Loan Agreement;

         AND WHEREAS, the Loan Agreement provides, among other things, that in the event of a default thereunder, Coutts may sell, or resell in one or more sales, all or any portion of the property ("Collateral") pledged to it as security for the obligations of the Owner under the Loan Agreement, at any broker's board or public or private sale;

         AND WHEREAS, the Loan Agreement further provides that Coutts may at any time, whenever it deems necessary or desirable, in its own name or in the name of the Owner, endorse, assign, convey and transfer any and all of the Collateral;

         AND WHEREAS, the Shares form part of the Collateral;

         AND WHEREAS, the Owner is in default of its obligations under the Loan Agreement;

         AND WHEREAS, the Purchaser and Coutts have entered into the Weltman Master Agreement dated August 19, 1996 (hereinafter the "Master Agreement") pursuant to which the Purchaser has agreed to enter into this Agreement to purchase the Shares, Coutts has agreed to loan to the Purchaser the amount to be paid as the purchase price in respect of the sale of the Shares hereunder and Coutts agreed to cause the Owner to enter into this Agreement to sell the Shares.

                 NOW THEREFORE the parties agree as follows:

1.       PURCHASE AND SALE

         The Owner hereby sells, assigns and transfers to the Purchaser and the Purchaser hereby purchases from the Owner as of the date hereof (the "Effective Date") all the right, title and interest of the Owner in and to the Shares for an aggregate purchase price equal to $614,947.20 (the "Purchase Price") and on and subject to the terms and conditions set forth in this Agreement and the Master Agreement.

2.       PAYMENT OF PURCHASE PRICE AND DEEMED DELIVERY OF THE SHARES

         (a)     Payment of Purchase Price

                 The Purchase Price shall be satisfied by Coutts crediting an amount equal to the Purchase Price as a repayment on behalf of the Owner to the balance outstanding under the Loan on the Effective Date. If the Purchase Price exceeds the balance outstanding under the Loan, including principal, interest and all other amounts owing thereunder, the amount of such excess shall be paid by Coutts to the Owner as soon as the full amount of the Loan has been repaid and discharged.

         (b)     Deemed Delivery of Purchased Shares

                 On payment of the Purchase Price in the manner set forth in paragraph (a) above, Coutts shall instruct the transfer agent for the Company to issue certificates representing the Shares in the name of the Purchaser. The certificates shall be retained by Coutts and held as security under the Share Pledge (as defined in the Master Agreement) duly endorsed in blank for transfer or with a stock transfer power of attorney duly executed by the Purchaser.

3.       AGREEMENT TO OPERATE AS CONVEYANCE

         This Agreement shall operate as an actual conveyance, transfer, assignment and setting over of all the right, title and interest of the Owner in and to the Shares as of the date of this Agreement.

4.       GENERAL

         (a)     Time

                 Time shall be of the essence of this Agreement.

         (b) Governing Law; Choice of Forum, Service of Process; Jury Trial; Waivers

                 This Agreement shall be subject to the provisions in the Master Agreement relating to governing law, choice of forum, service of process, jury trials and waivers.

         (c)     Successors and Assigns

                 This Agreement shall enure to the benefit of and be binding upon the respective parties hereto and their successors and permitted assigns.

         (d)     Currency

                 All references to money amounts are to United States currency.

         (e)     Confidentiality

                 This Agreement shall be subject to the provisions contained in section 6.5 of the Master Agreement relating to confidentiality.

IN WITNESS WHEREOF, the Owner and the Purchaser have executed this Agreement by the signatures of their proper officers duly authorized in that behalf.

                                        BY COUTTS & CO AG, NEW YORK BRANCH,
                                        IN THE NAME OF THE OWNER, PURSUANT TO
                                        THE AUTHORITY GRANTED TO IT IN THE LOAN
                                        AGREEMENT


                                        By: /s/ Peter Cawdron
                                           ------------------------------------
                                           Peter Cawdron



                                         /s/ Larry H. Weltman
                                        ---------------------------------------
                                        Larry H. Weltman

                              [COUTTS & CO LOGO]

                                 COUTTS & CO AG
                               PARK AVENUE TOWER
                              65 East 55th Street
                              New York, NY  10022
                Telephone (212) 303 2939  TELEFAX (212) 303 2929


March 16, 1995


Mr. A H Salazar Diaz
Silva Run Worldwide Ltd.
Tortola, British Virgin Islands

Dear Mr. Salazar:

We are pleased to confirm that we are prepared to make available a line of credit on the following terms and conditions:

         1)      Amount

         Up to US$6,000,000 (six million U.S. Dollars), provided the collateral requirements set out below are satisfied.

         2)      Availability

                 Loan           US$6,000,000

         You may borrow up to a maximum amount set out above and, after full or partial repayment, reborrow on this line of credit until its term has expired, provided that all the terms and conditions hereof are satisfied.

         3)      Purpose and Repayment

         The loan will be used for investment purchases of stock and bonds. Repayment of this loan will be from the liquidation of collateral.

         4)      Collateral

         Any utilisation hereunder shall be secured by the pledge of all assets held by you with this Bank (the "Assets"), pursuant to the General Loan and Collateral Agreement signed by you on 1/11/95.

         Some or all of the Assets have a loanable value up to a percentage ratio of their market value from time to time which varies with the nature and quality of each asset (certain Assets may not have a loanable value, although these Assets will secure the line of credit). A summary of current maximum lending ratios is provided as an appendix to this letter. We reserve the right to vary these ratios at our discretion, and to refuse to extend a lending ratio against assets which we do not consider to be acceptable or which would exceed the limits we regard as prudent for lending against a specific Asset, and to terminate our lending ratios against Assets.

         None of the Assets may be removed by you from the Bank without our prior written consent.

         5)      Collateral Margin Requirements

         You will ensure at all times that the loanable value of the assets pledged to us as collateral exceeds the amount outstanding hereunder. Should the loanable value of pledged assets fall to 5% below the amount outstanding (inclusive of interest and costs), you will provide us with additional collateral to cover the shortfall upon our first demand. Should you fail to provide the additional collateral within 5 business days or should the loanable value of the pledged assets fall to 10% or more below the amount outstanding (whichever occurs first), we reserve the right without further formality or notice and at our discretion to sell sufficient Assets (including both Assets with, and Assets without, a loanable value) to reduce the amount outstanding under the line of credit to the loanable value of the remaining Assets which are pledged to us. These provisions will take effect regardless of the value of any Assets which do not have loanable value and may take effect because we decrease or terminate our lending ratio for some or all of the Assets securing the line of credit.

         6)      Pricing

         You agree to pay an interest rate of LIBOR + 1% (one percent) on any advances.

         7)      Term

         This line of credit is provided on the basis that it may be withdrawn without notice and any amounts outstanding are repayable on first demand. It is made available to you on an uncommitted basis and we reserve the right to liquidate collateral to repay any amounts outstanding at our discretion and without further formality.

         In any event, this line of credit shall become due for review on February 22, 1996, and we shall be pleased to discuss future arrangements shortly before this date.

         8)      Applicable Law

         This Agreement is subject to the laws of the State of New York.

         Please sign and return the attached copy of this letter as confirmation of your acceptance of those terms and conditions.

         Yours sincerely,


         /s/ P Embiricos                           /s/ D Simmons

         P Embiricos                               D Simmons
         Coutts & Co AG                            Coutts & Co AG

         /s/ A H Salazar Diaz

                               [COUTTS & CO LOGO]

                                 COUTTS & CO AG
                               PARK AVENUE TOWER
                              65 East 55th Street
                              New York, NY  10022
                Telephone (212) 303 2939  TELEFAX (212) 303 2929


Mr. A H Salazar Diaz
Silva Run Worldwide Limited
Tortola
British Virgin Islands

June 26, 1995


Dear Mr. Salazar:

Silva Run Worldwide Limited

We are pleased to confirm that we are prepared to make available a line of credit on the following terms and conditions:

1)       Amount

         Up to US$25,000,000 (twenty five million dollars), provided the collateral requirements set out below are satisfied.

2)       Availability

                Loan                          US$22,000,000
                Foreign Exchange Trading      US$3,000,000 (covering open
                foreign exchange contracts with a face value of $30,000,000)

         You may borrow up to a maximum amount set out above and, after full or partial repayment, reborrow on this line of credit until its term has expired, provided that all the terms and conditions hereof are satisfied.

         We are prepared to enter into open forward foreign exchange contracts with you, up to 12 months duration in major currencies. We will apply a notional value of 10% of the face value of each contract as utilization hereunder.

3)       Purpose and Repayment

         The loan will be used for investment purposes including trading on margin. Repayment of the loan will be from the sale of the investments from time to time, and/or from other resources of the corporation.

4)       Collateral

         Any utilisation hereunder shall be secured by the pledge of all assets held by you with this Bank (the "Assets"), pursuant to the General Loan and Collateral Agreement signed by you on January 11, 1995.

         Some or all of the Assets have a loanable value up to a percentage ratio of their market value from time to time which varies with the nature and quality of each asset (certain Assets may not have a loanable value, although these Assets will secure the line of credit). A summary of current maximum lending ratios is provided as an appendix to this letter. We reserve the right to vary these ratios at our discretion, and to refuse to extend a lending ratio against assets which we do not consider to be acceptable or which would exceed the limits we regard as prudent for lending against a specific Asset, and to terminate our lending ratios against Assets.

         None of the Assets may be removed by you from the Bank without our prior written consent.

5)       Collateral Margin Requirements

         You will ensure at all times that the loanable value of the assets pledged to us as collateral exceeds the amount outstanding hereunder. Should the loanable value of pledged assets fall to 5% below the amount outstanding (inclusive of interest and costs), you will provide us with additional collateral to cover the shortfall upon our first demand. Should you fail to provide the additional collateral within 5 business days or should the loanable value of the pledged assets fall to 10% or more below the amount outstanding (whichever occurs first), we reserve the right without further formality or notice and at our discretion to sell sufficient Assets (including both Assets with, and Assets without, a loanable value) to reduce the amount outstanding under the line of credit to the loanable value of the remaining Assets which are pledged to us. These provisions will take effect regardless of the value of any Assets which do not have loanable value and may take effect because we decrease or terminate our lending ratio for some or all of the Assets securing the line of credit.

6)       Pricing

         Loans will bear interest at a rate to be mutually agreed at the time of each borrowing. Indicative pricing is:

                 Loan: 1.0% over Libor

         All interest is to be paid as it falls due.

7)       Term

         This line of credit is provided on the basis that it may be withdrawn without notice and any amounts outstanding are repayable on first demand. It is made available to you on an uncommitted basis and we reserve the right to liquidate collateral to repay any amounts outstanding at our discretion and without further formality.

         In any event, this line of credit shall become due for review on February 24, 1996, and we shall be pleased to discuss future arrangements shortly before this date.

8)       Required Documentation

         Promissory Note in respect of loan drawings (attached).
         Form U1 (attached).

9)       Applicable Law

         This Agreement is subject to the laws of the State of New York.

Please advise if you require any further explanation of these terms and conditions.

Yours faithfully,




/s/ Peter Embiricos                 /s/ Derek Simmons

Peter Embiricos                     Derek Simmons
Coutts & Co                         Coutts & Co


                                    Terms accepted,



                                    /s/ A.H. Salazar Diaz
                                    --------------------------------------------
                                    For and on behalf of Silva Run Worldwide Ltd


                                    Date: 06/26/95

                             Maximum Lending Ratios

1.       Coutts & Co own bonds and medium term cash bonds                                     90%

2.       US, major European and Japanese government or government
         agency bonds and notes                                                               90%

3.       Corporate bonds or notes rated AA or better                                          80%

4.       Corporate bonds or notes rated A or BBB                                              70%

5.       Selected equities quoted on US, major European or
         Japanese stock exchanges                                                             50%

6.       Funds:

         (a)     Coutts & Co money market funds, same currency                                95%
                 Coutts & Co money market funds, another currency                             85%
                 Coutts & Co global fixed income                                              85%
                 Coutts & Co global equities                                                  70%

         (b)     Other unleveraged global fixed income                                        75%
                 Other unleveraged global equities                                            60%
                 Other unleveraged emerging market                                            50%

7.       Precious Metals                                                                      50%


8.       Time Deposits and bank certificates of deposit:

                 Coutts & Co, same currency                                            95%
                 Coutts & Co, another currency                                         85%

                                ***************

GENERAL LOAN
AND COLLATERAL AGREEMENT                                     [COUTTS & CO LOGO]


In order to induce Coutts & Co AG (herein together with its successors, assigns and endorsees is called "the Bank") from time to time in its discretion to grant, extend or continue credit or other financial accommodations to the undersigned, or any of them, or to others on the guaranty, endorsement or other assurance of the undersigned, or any of them, it is hereby agreed and provided by the undersigned that the Bank shall have the following rights in addition to all other rights the Bank may have under the Uniform Commercial Code of New York or otherwise, to wit:

1. All loans, advances, or credits heretofore or hereafter obtained from the Bank by the undersigned, or any of them, as well as all present and future indebtedness of any of the undersigned to the Bank, shall, unless otherwise agreed in writing, be repayable by the undersigned at the Bank at its office at 65 East 55th Street, New York, NY 10022, upon demand, in immediately available funds.

2. As security for any and all loans, advances, credits, indebtedness, obligations and liabilities of any kind, of the undersigned or any of them to the Bank, now or hereafter existing, whether absolute or contingent, due or to become due, direct or indirect, liquidated or unliquidated, and however acquired, incurred, or arising (all of which are hereinafter referred to as the "obligations"), the undersigned and each of them grants a present security interest in every balance of every account which the undersigned or any of them has or shall at any time have with the Bank and all moneys, instruments, chattel paper, documents, accounts, contract rights, goods, credits, choses in action, claims, demands, and without any limitation whatsoever, property of every kind and description including additions, accessions and substitutions (all of which are hereinafter collectively referred to as the "collateral") which have been or at any time shall be delivered to or be in transit to or from the Bank or any of its agents or correspondents or other third party or parties acting in its behalf, by, or for, or for account of, or subject to the order of, the undersigned or any of them and in all right, title and interest of the undersigned or any of them in and to any collateral which has come or shall come into the possession, custody or control of the Bank in any way or for any purpose whatsoever, whether for safekeeping or otherwise and whether the Bank shall accept them for the purposes for which it is delivered to it or not. The undersigned further authorizes the Bank to execute and file one or more financing statements covering the collateral security or any part thereof and the undersigned agrees to bear the cost of such filing(s).

3. The Bank at its discretion may, without notice, transfer any of the collateral into its own name or that of its nominee and may, at its discretion, in its or its nominee's name or in the name of the undersigned or any of them, demand, sue for, collect and receive any money or property at any time due, payable or receivable on account of or in exchange for, or make any compromise or settlement it deems desirable with reference to, any of the collateral and endorse, assign, convey and transfer any and all of the collateral. The Bank may discharge all liens, taxes and security interests relating to the collateral at the undersigned's expense. The Bank may, upon any default hereunder or under any of the obligations, grant options or sell and resell in one or more sales, all or any of the collateral at any broker's board or public or private sale, for cash, upon credit or for future delivery, free from all liability or claim for inadequacy of price, with or without demand of performance or advertisement. Unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank will give the undersigned at least five days prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The Bank or its agent may bid and/or purchase at any public sale and, if the collateral is of the type customarily sold in a recognized market or the type which is the subject of widely distributed price standards, at any private sale made under this agreement, the Bank may hold the same thereafter in its own right, absolutely free from any claim of the undersigned, who and each of whom hereby waives and releases all rights of redemption to the extent such waiver is lawful. The undersigned will bear and pay all necessary and incidental costs and expenses and reasonable attorney's fees that the Bank may incur in the enforcement hereof or of any of the obligations or of any of the collateral or of any actual or attempted sale, exchange, enforcement, collection, compromise or settlement of any of the collateral and of receipt of proceeds thereof, and will repay to the Bank any such expense incurred by it together with interest as hereinabove provided for.

         The pledge and lien hereby given shall cover all proceeds of the collateral at any time in the possession or control of the Bank. The Bank may at any time, at its option, apply all or any of the net cash receipts or net balance of or from any of the collateral to the payment in whole or in part of any of the obligations or any such expense, applying or distributing the same as it shall elect, whether the item or items on which such payment is made be due or not, notwithstanding the holding by the Bank of the collateral. The Bank shall not assume nor shall it be deemed to have assumed any duties, liabilities or obligations in any way relating to or arising out of any of the collateral. Notwithstanding the holding by the Bank of the collateral or any sale, exchange, transfer, enforcement, collection, compromise or settlement, actual or attempted, of any of the collateral the undersigned and each of them shall be and remain liable for the payment in full of principal and interest of all of the obligations and any expense as aforesaid, except only to the extent that the same or any part thereof shall be reduced by payment or actual application thereon by the Bank of the collateral or proceeds thereof. All remittances and property shall be deemed in the possession and custody of the Bank when actually in possession or custody of, or in transit to it or any agent, bailee or correspondent or other third party acting on its behalf.

4. If at any time the collateral for any of the obligations shall be unsatisfactory to the Bank or any of its officers, and the undersigned or any of them shall not on demand furnish such further collateral or make such payment on account as shall be satisfactory to the Bank, or if any sum payable upon any of the obligations be not paid when due, or in the event of any other default in, or under, any of the obligations, or default in the payment at maturity of liabilities of the undersigned to others, or upon failure of the undersigned to insure in favor of and to the satisfaction of the Bank any of the collateral or if the undersigned or any of them, or in the case of a partnership, any partner thereof, or any guarantor of any of the obligations or any maker, endorser, or guarantor of any of the collateral shall die, or become insolvent, or suspend business or make an assignment for the benefit of creditors, or if a petition in bankruptcy shall be filed against, or a voluntary petition in bankruptcy shall be filed by or if a judgment be entered against, or if a receiver shall be appointed or any attachment or levy filed against the property or assets, or any thereof, of, or upon any proceeding being commenced under any bankruptcy reorganization, arrangement of debt, insolvency, liquidation or dissolution law or statute by or against the undersigned or any of them, or any such maker, endorser, or guarantor, of if the Bank shall in good faith deem itself insecure, thereupon any or all of the obligations, although not payable on demand, shall, at the option of the Bank, forthwith become and be due and payable without notice, presentation or demand of payment all of which are hereby expressly waived.

5. The Bank may assign or transfer all or any part of the obligations and may transfer as security therefor all or any part of the collateral, and shall be thereafter duly discharged from all liability and responsibility with respect to the collateral so transferred, and the transferee shall thereafter be vested with all powers and rights of the Bank hereunder with respect to such collateral but with respect to any security not so transferred the Bank shall retain all rights and powers hereby or otherwise given. The undersigned will assert no claims or defense he may have against the Bank against the transferee.

6. No delay on the part of the Bank or any of such assignee or transferee in exercising any power or right hereunder shall operate as a waiver of any power or right nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. The rights and remedies herein expressly specified are irrevocable, cumulative and not exclusive of any other rights or remedies which the Bank or its assigns may otherwise have. Any notice to or demand on the undersigned elected to be given or made by the Bank shall be deemed effective, if not first otherwise made or given, when forwarded by mail, telegraph, or telephoned to the last address of the undersigned appearing on the Bank's books. No notice to or demand on the undersigned shall be deemed to be a waiver of any obligation of the undersigned or of the right of the Bank to take further action without notice or demand as provided herein. In no event shall any waiver by the Bank or any right be effective unless in writing and then the same shall be applicable only in the specific instance for which given.

7. This agreement shall cover all future as well as all existing transactions and shall remain effective irrespective of any interruptions in the business relations of the undersigned with the Bank. It shall bind all administrators, executors, heirs, partners, successors and assigns of the undersigned and each of them. The term "undersigned" as used herein shall, if this instrument is signed by more than one party, mean the "undersigned and each of them" and each undertaking herein contained shall be their joint and several undertaking.

8. This agreement and the rights and obligations of the Bank and of the undersigned hereunder shall be governed and construed in accordance with the laws of the State of New York. The undersigned consent to the jurisdiction of the courts of New York in any action brought to enforce any of the rights granted to the Bank hereunder.

9. The undersigned hereby waive(s) trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement or any other agreement, instrument or document delivered in connection herewith or any transaction contemplated hereby.

New York, New York


January 11, 1995





/s/ A. H. Salazar Diaz
- ---------------------------------------
Account Signature


- ---------------------------------------
Address


- ---------------------------------------
Account Signature


- ---------------------------------------
Address


- ---------------------------------------
Account Signature


- ---------------------------------------
Address


- ---------------------------------------
Account Signature


- ---------------------------------------
Address

[COUTTS & CO. LOGO]

Demand Interest Bearing Note

$22,000,000        Office Address:  65 East 55th Street, N.Y.,    June 26, 1995

ON DEMAND The undersigned, for value received, jointly and severally promise(s) to pay to the order of Coutts & Co AG (hereinafter called the Bank) at its office in the place first above stated, or if no place is stated, at 65 East 55th Street, 22nd Fl., New York, NY 10022, in funds current at the New York Clearing House, the sum of twenty two million dollars.

($22,000,000) Dollars. The undersigned also promises to pay interest at said offices at the rate per annum indicated below:

[ ] The Bank's Prime Rate (the rate of interest established from time to time by the Bank as its "prime rate") plus ____________ %, which interest rate shall change when and as the Prime Rate changes;

[ ]      ____________ %; (or)

[x]      calculated as provided on the reverse side hereof.

If all or a portion of the principal or interest of the Liabilities (as hereinafter defined), or any fee or other amount due in connection therewith, shall not be paid when due (whether after stated maturity, acceleration or otherwise), such amount, to the extent permitted by applicable law, shall bear interest at the rate of 2% per annum in excess of the rate hereinbefore provided, but in no event in excess of the maximum rate of interest permitted under applicable law. Interest shall be payable on the first day of each month commencing the first such day to occur after the date hereof and on the maturity hereof.

The undersigned grants the Bank a security interest in and pledge(s) with the Bank, as collateral security for payment of this note and of all Liabilities (as hereinafter defined) of the Obligors (as hereinafter defined), or any one or more of them, now or hereafter owned or held by the Bank, the following property:

All assets held by Coutts & Co AG
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

together with any additions and accessions thereto and substitutions therefor and the products and proceeds thereof and all moneys and/or other property now or hereafter held by the Bank on deposit, in safekeeping, or otherwise, for the account of or to the credit of or belonging to any Obligor (which term as used herein shall be deemed to include each and all of the undersigned and each and every endorser or guarantor hereof) or in which any Obligor shall have any interest, all or which is hereinafter termed the collateral security. The Bank at any time, before or after default, may, but shall not be obligated to, transfer into or out of its own name or that of its nominee all or any of the collateral security, including stocks, bonds, and other securities, and the Bank or its nominee may demand, sue for, collect, receive and hold as like collateral security any or all interest, dividends and income thereon and if any securities are held in the name of the Bank or its nominee, the Bank may, after default exercise all voting and other rights pertaining thereto as if the Bank were the absolute owner thereof; but the Bank shall not be obligated to demand payment of, protest, or take any steps necessary to preserve any rights in the collateral against prior parties, or to take any action whatsoever in regard to the collateral security or any part thereof, all of which the Obligor assumes and agrees to do. Without limiting the generality of the foregoing, the Bank shall not be obligated to take any action in connection with any conversion, call, redemption, retirement or any other event relating to any of the collateral security, unless the Obligor gives written notice to the Bank that such action shall be taken not more than thirty (30) days prior to the time such action may first be taken and not less than ten (10) days prior to the expiration of the time during which such action may be taken. The term "Liabilities" shall include this note and all other indebtedness and obligations and liabilities of any kind of any Obligor to the Bank, now or hereafter existing, arising directly between any Obligor and the Bank or acquired by assignment, conditionally or as collateral security by the Bank, absolute or contingent, joint and/or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect, including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities to the Bank of any Obligor as a member of any partnership, syndicate, association or other group, and whether incurred by any Obligor as principal, surety, endorser, guarantor, accommodation party or otherwise.

Upon default in the due payment of principal or interest, the Bank may, but shall not be required to exercise any right or remedy hereby granted or allowed to it by law including but not limited to the rights and remedies of a Secured Party under the Uniform Commercial Code of New York and each and every right and remedy granted to the Bank or allowed to it by law shall be cumulative and not exclusive the one of the other, and may be exercised by the Bank from time to time and as often as may be necessary. The Bank shall have at any time in its discretion the right to enforce collection and payment or liquidation of any of the collateral security by appropriate action or proceedings, and the net amounts received therefrom, after deducting all costs and expenses incurred in connection therewith, shall be applied on account of this note and any other Liabilities all without notice to any Obligor. Any demand or notice, if made or given, shall be sufficiently made upon or given to any Obligor if left at or mailed to the last address of such Obligor known to the Bank or if made or given in any other manner reasonably calculated to come to the attention of such Obligor or the personal representatives, successors, or assigns of such Obligor, whether or not in fact received by them respectively. Unless the collateral is perishable or threatens to decline speedily in value or is a type customarily sold on a recognized market, the Bank will give the undersigned reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition is to be made. Five (5) days prior notice shall be deemed reasonable notice. The Bank may repledge all or any of the collateral security for any sum not in excess of the amount due hereunder at the date of such repledge with any person, firm or corporation for any purpose whatsoever, and may assign and transfer this note to any other person, firm or corporation and may deliver and repledge the collateral, security or any part thereof to the assignee or transferee of this note, who shall thereupon become vested with all the powers and rights above given to the Bank in respect thereof, and the Bank shall thereafter be forever released and discharged of and from all responsibility or liability to the Obligors for or on account of the collateral security so delivered. In the event that this note is placed in the hands of an attorney for collection by reason of any default hereunder, the Obligor agree(s) to pay attorney's fees in the amount of 20% of the unpaid principal balance hereof which the Obligor agree(s) to be reasonable. The Obligors jointly and severally promise to pay all expenses of any nature as soon as incurred whether in or out of court and whether incurred before or after this note shall become due at its maturity date or otherwise and costs which the Bank may deem necessary or proper in connection with the satisfaction of the indebtedness or the administration, supervision, preservation, protection (including but not limited to maintenance or adequate insurance) or of the realization upon the collateral. The Obligor and the Bank in any litigation (whether or not arising out of or relating to this note) in which any of them shall be adverse parties waive the right of trial by jury and the Obligor waives the right to interpose any set-off or counterclaim of any kind or description in any such litigation. This note and any other agreements, documents and instruments executed and delivered pursuant to or in connection with the Liabilities contain the entire agreement between the parties relating to the subject matter hereof and thereof. The undersigned expressly acknowledges that the Bank has not made and the undersigned is not relying on any oral representations, agreements or commitments of the Bank or any officer, employee, agent or representative thereof. No change, modification, termination, waiver, or discharge, in whole or in part of this instrument shall be effective unless in writing and signed by the party against whom such change, modification, termination, waiver or discharge is sought to be enforced. The Obligors, and each of them, hereby waive presentment, demand for payment, protest, notice of protest, notice of dishonor, and any or all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this note, and each of them consents to any and all delays, extensions of time, renewals, releases of any Obligor and of any available security, waivers or modifications that may be granted or consented to by the Bank with regard to the time of payment or with respect to any other provisions of this note and agrees that no such action or failure to act o the part of the Bank shall in any way affect or impair the obligations of any Obligor or be construed as a waiver by the Bank of, or otherwise affect, its right to avail itself of any remedy hereunder with the same force and effect as if each Obligor had expressly consented to such action or inaction upon the part of the Bank.

The note shall be deemed to have been made and delivered in the State of York; the Obligors consent to the jurisdiction of the courts of New York in any action brought to enforce any of the rights of the Bank under this note and the rights and liabilities of the Bank and the Obligors shall be determined in accordance with the laws of the State of New York. Interest shall be calculated on the basis of a 360-day year and actual days elapsed.

The obligors hereby authorize the Bank to date this note as of the day when the loan evidenced hereby is made and to complete and fill in any blank spaces in this note in order to conform to the terms upon which this loan granted. The Obligor further authorizes the Bank to execute and file one or more financing statements covering the collateral security or any part thereof and the Obligor agrees to bear the cost of such filing(s). The term "Bank" as used herein shall be deemed to include the Bank and its successors, endorsers and assigns.

Special provisions   Interest will be calculated at 1% over Libor, with the
rate to be mutually agreed at the time of each borrowing fixture.

For and on behalf of Silva Run Worldwide Ltd


                             /s/ A. H. Salazar Diaz
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GUARANTEE

In consideration of the making of the loan evidenced by the within note, hereby requested by the undersigned, the undersigned hereby jointly and severally guarantee(s) to Coutts & Co AG, its successors, endorsers or assigns, irrespective of the genuineness, validity or enforceability hereof, the payment, when due, including all interest payable hereon and the payment of all legal expenses incurred by the holder hereof to enforce the same or to enforce this guarantee, and hereby consent(s) to and agree(s) to be bound by the terms and conditions hereof and agree(s) that the collateral may be exchanged or surrendered in whole or in part from time to time and that the time of payment hereof may be extended, or the rate of interest altered, or the full amount of any part hereof may be renewed one or more times without notice to the undersigned and that this guarantee shall apply to such extension or extensions, renewal or renewals. The Bank has no duty to any Guarantor to protect, secure or insure any security interest or lien and the obligations of each Guarantor hereunder are valid, binding and enforceable, notwithstanding any defect the Bank causes, permits or suffers to exist in any security interest or lien. The undersigned waive(s) presentment, demand, protect, notice of protest and notice of dishonor and each of them consents to any and all delays, extensions of time, renewals, release of any part hereof and of any available security, waivers or modifications that may be granted or consented to by the Bank with regard to the time of payment or with respect to any other provisions hereof and agrees that no such action or failure to act on the part of the Bank shall in any way affect or impair the obligations of the undersigned or be construed as a waiver by the Bank of, or otherwise affect, its right to avail itself of any remedy hereunder with the same force and effect as if the undersigned had expressly consented to such action upon the part of the Bank.

As security for the performance of any and all of the obligations of the undersigned, the undersigned does hereby give the Bank a continuing lien, security interest and/or a right of set-off in respect to any and all property, interest or estate and moneys of the undersigned now or at any time hereafter held by, or in possession of, or under control of, or on deposit with, the Bank

The undersigned waive(s) presentment, demand, protest, notice of protest.


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                                                LOAN NO.
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